UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.)

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☒ Definitive Information Statement

PACE® Select Advisors Trust

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PACE® Intermediate Fixed Income Investments

PACE® Strategic Fixed Income Investments

PACE® Select Advisors Trust | Information Statement

787 Seventh Avenue
New York, New York 10019

October 13, 2022

Dear Shareholder,

UBS Asset Management (Americas) Inc. ("UBS AM"), the manager of PACE Intermediate Fixed Income Investments and PACE Strategic Fixed Income Investments (each a "Fund," and together, the "Funds"), selects subadvisors for the Funds, each a portfolio of PACE Select Advisors Trust (the "Trust"), subject to approval of the Board of Trustees (the "Board" or "Trustees") of the Trust. A significant service you receive with the Funds is the on-going oversight by UBS AM of the Funds' subadvisors. We are pleased to inform you that, at the recommendation of UBS AM, the Board has appointed Brown Brothers Harriman & Co., acting through a separately identifiable department known as the Brown Brothers Harriman Mutual Fund Advisory Department ("BBH"), to serve as a new subadvisor to the Funds. BBH assumed investment advisory responsibility with respect to PACE Intermediate Fixed Income Investments and a separate portion of PACE Strategic Fixed Income Investments' portfolio on August 12, 2022.

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In addition, at the recommendation of UBS AM, the Board has terminated BlackRock Financial Management, Inc. and BlackRock International Limited (collectively, "BlackRock") as subadvisor and sub-sub-advisor, respectively, to PACE Intermediate Fixed Income Investments, effective as of the close of business on August 12, 2022.

With respect to PACE Strategic Fixed Income Investments, Pacific Investment Management Company LLC and Neuberger Berman Investment Advisers LLC also currently serve as subadvisors to the Fund, and will continue to be responsible for managing a separate portion of the Fund's assets (each separate portion, an "Allocated Portion"). Each subadvisor manages a portion of the Fund's portfolio as allocated by UBS AM and overseen by the Board, with each employing different investment strategies, as discussed in the Fund's prospectus. The relative value of each subadvisor's share of the Fund's assets may change over time.

Please note that, in reliance on exemptive relief obtained by UBS AM and the Trust from the US Securities and Exchange Commission ("SEC"), the appointment of BBH and the approval of the corresponding investment subadvisory agreements between UBS AM and BBH (each a "Subadvisory Agreement") on the Funds' behalf do not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with additional information about these changes that we are required to make available to you.

Information regarding the PACESM Select Advisors Program

The PACESM Select Advisors Program ("PACE Program") and the Trust are designed to assist you in devising an asset allocation strategy to meet your individual needs. Through the PACE Program, UBS Financial Services Inc. combines its ability to evaluate your investment objectives and risk tolerance, based on information that you provide, with professional investment advice and provides a suggested allocation of your assets among the portfolios of the Trust that conforms to the evaluation of those tolerances and objectives. Class P shares of the Trust are offered through the PACE Program, certain other advisory programs and through certain brokerage platforms. Other share classes are offered to investors not participating in the PACE Program or the applicable other advisory programs and brokerage platforms.

Information regarding UBS AM

UBS AM is the manager and primary provider of investment advisory services to each portfolio of the Trust, including the Funds. Pursuant to an investment management and administration agreement with the Trust ("Management Agreement"), UBS AM administers the Trust's affairs and has the ultimate authority, subject to oversight of the Trust's Board, to oversee the subadvisors for the Funds and recommend their hiring, termination and replacement and to allocate assets among the Funds' subadvisors. UBS AM continuously supervises and monitors the performance of each subadvisor on a quantitative and qualitative basis and regularly evaluates each subadvisor's investment strategy and investment performance as well as the consistency of the subadvisor's investment approach with each Fund's investment objective. In evaluating each subadvisor, UBS AM reviews a number of factors, including, but not limited to, the subadvisor's past investment performance during various market conditions, continued ability to meet the applicable fund's investment objective, investment management philosophy and processes employed, experience and qualifications of key personnel, financial condition and stability, the correlation of the subadvisor's investment approach with those of other subadvisors of the applicable fund and the structure of the fund's overall portfolio.

UBS Asset Management (US) Inc. ("UBS AM (US)"), an affiliate of UBS AM, serves as the principal underwriter of each portfolio's shares under an underwriting contract that requires UBS AM (US) to use its best efforts, consistent with its other businesses, to sell each portfolio's shares. Pursuant to an agreement with UBS AM (US), UBS Financial Services Inc. also serves as a dealer for the portfolios' shares. As of June 30, 2022, UBS AM had approximately $265.0 billion in assets under management. UBS AM is an indirect asset management subsidiary of UBS Group AG and a member of the UBS Asset Management Division, which had approximately $1.0 trillion in assets under management worldwide as of June 30, 2022. UBS Group AG is an internationally diversified organization headquartered in Zurich, Switzerland with operations in many areas of the financial services industry. The principal business offices of UBS AM and UBS AM (US) are located at One North Wacker Drive, Chicago, Illinois 60606, and at 787 Seventh Avenue, New York, New York 10019. The principal business office of UBS Financial Services Inc. is located at 1285 Avenue of the Americas, New York, New York 10019.

Table of Contents
Information regarding the PACESM Select Advisors Program	iii
Information regarding UBS AM	iii
PACE Intermediate Fixed Income Investments and PACE Strategic Fixed Income Investments	1
Background	1
Investment strategies of BBH	1
New Subadvisory Agreements	2
PACE Intermediate Fixed Income Investments—Trustees' considerations	4
PACE Strategic Fixed Income Investments—Trustees' considerations	7
SEC exemptive order	9
Additional information about UBS AM, UBS AM (US) and UBS Group AG	10
Additional information about BBH	10
Reports to shareholders	Back Cover

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PACE Intermediate Fixed Income Investments and PACE Strategic Fixed Income Investments

Background

At the recommendation of UBS AM, the Board appointed BBH as a new subadvisor for the Funds and approved each Subadvisory Agreement at a meeting held on May 17-18, 2022. BBH assumed investment advisory responsibilities and each Subadvisory Agreement became effective on August 12, 2022. The Trustees determined to approve each Subadvisory Agreement after a thorough analysis of the proposed services to be provided by BBH. The material factors considered by the Trustees in approving the Subadvisory Agreements are set forth below under "PACE Intermediate Fixed Income Investments—Trustees' considerations" and "PACE Strategic Fixed Income Investments—Trustees' considerations."

Investment strategies of BBH

With respect to PACE Intermediate Fixed Income Investments and its Allocated Portion of PACE Strategic Fixed Income Investments, BBH seeks to achieve the Funds' investment objectives by investing in a well-diversified portfolio of fixed income instruments, including floating or variable rate debt instruments. BBH intends to invest only in debt instruments which are performing, durable, and available at an attractive valuation. With respect to fixed income instruments, the term "performing" indicates that the instrument is making payment of interest and principal on schedule, while the term "durable" signifies BBH's assessment that the obligor responsible for making payment on the instrument is likely to continue making such timely payment in a variety of future economic circumstances. BBH considers an instrument to be "attractively valued" when BBH believes that the instrument's potential total return exceeds that which would be normally justified by the instrument's underlying risks. BBH's investments will primarily be focused on notes and bonds issued by domestic and foreign corporations, financial institutions, the US Government and government agencies and government guaranteed issuers; asset-backed securities, consisting of consumer and commercial asset-backed securities; commercial mortgage-backed securities and residential mortgage-backed securities and loan transactions.

BBH's active management approach seeks to build taxable bond portfolios bottom-up, allowing valuation and security selection to drive their portfolio construction. Portfolios include durable, well-managed, appropriately structured credits that BBH believes can be thoroughly researched and understood.

Investment opportunities must meet BBH's proprietary valuation criteria, as well as four essential credit criteria: durability, transparency, excellent management, and appropriate structure.

•  Durability: Able to withstand a wide variety of economic conditions.

•  Transparency: Can be thoroughly researched and understood.

•  Excellent Management: Debt-conscious leaders focused on long-term viability and access to capital markets.

•  Appropriate Structure: Appropriate leverage and available resources.

When an instrument is no longer trading at an attractive valuation, according to BBH's framework, the applicable fund aims to sell the investment entirely and invest the proceeds in cash or US Treasury instruments until it identifies another attractively valued investment. Thus, the frequency and intensity of valuation opportunities drives the security selection and sector allocation within each Fund's portfolio.

New Subadvisory Agreements

Under the relevant Subadvisory Agreement, subject to the supervision and direction of the Trustees and review by UBS AM and any written guidelines adopted by the Board or UBS AM, BBH will provide a continuous investment program for the Funds (or any Allocated Portion thereof) including investment research and discretionary management with respect to all securities and investments and cash equivalents, and make decisions with respect to, and place orders for, all purchases and sales of investments for the Fund (or its Allocated Portion), all in accordance with the Funds' investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the Investment Company Act of 1940, as amended ("Investment Company Act").

Under the relevant Subadvisory Agreement, BBH will bear all expenses incurred by it in connection with its services to the Fund (or its Allocated Portion), but BBH will not be responsible for any expenses incurred by the Trust, the Funds, or UBS AM.

For the services provided and the expenses assumed by BBH under the relevant Subadvisory Agreement, UBS AM (not the Funds) will pay to BBH a fee, computed daily and payable monthly, based on an annual percentage of the average daily net assets of PACE Intermediate Fixed Income Investments and BBH's Allocated Portion of PACE Strategic Fixed Income Investments, as applicable.

Each Subadvisory Agreement will remain in effect for two years after its effective date and will continue thereafter for successive periods of twelve months each, provided that its continuance is approved at least annually (i) by a vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Trust ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval or (ii) by vote of a majority of the outstanding voting securities of the Funds.

Each Subadvisory Agreement provides that it will terminate automatically in the event of its "assignment," as defined in the Investment Company Act, or upon the termination of the Funds' Management Agreement with UBS AM. Each Subadvisory Agreement provides for termination, without payment of any penalty, by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 30 days' written notice to the subadvisor. UBS AM also may terminate each Subadvisory Agreement, without payment of any penalty: (i) upon 120 days' written notice to BBH; (ii) upon material breach by

BBH of any of the representations, warranties and agreements contained in the Subadvisory Agreement; or (iii) immediately if, in the reasonable judgment of UBS AM, BBH becomes unable to discharge its duties and obligations under the Subadvisory Agreement, including circumstances such as financial insolvency or other circumstances that could adversely affect the Fund. The Subadvisory Agreements provide that BBH may terminate the Subadvisory Agreement, without payment of any penalty, (i) on 120 days' written notice to UBS AM, or (ii) upon 60 days' written notice to UBS AM in the event of a material breach by UBS AM of any of the representations, warranties and agreements contained in the Subadvisory Agreement which results or will likely result in damage to BBH.

As described below under "Additional Information—SEC Exemptive Order," UBS AM has received an exemptive order from the SEC enabling it to enter into an investment subadvisory agreement with a subadvisor that has not been approved by a vote of the majority of the outstanding voting securities of a portfolio if certain conditions are met.

Each Subadvisory Agreement provides that BBH shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Trust or its shareholders or by UBS AM in connection with the matters to which the Subadvisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Subadvisory Agreement.

PACE Intermediate Fixed Income Investments—Trustees' considerations

Background—At a meeting of the Board of the Trust on May 17-18, 2022, the members of the Board, including the Independent Trustees, considered and approved the proposed Subadvisory Agreement between UBS AM and BBH with respect to PACE Intermediate Fixed Income Investments. Management discussed with the Board its proposal to terminate BlackRock as the sole subadvisor and to replace it with BBH. In considering the approval of the Subadvisory Agreement, the Board was able to draw on its knowledge of the Trust, its funds and UBS AM. The Board recognized its familiarity with UBS AM and the investment management and subadvisory agreements for this and the other funds of the Trust, including the extensive materials the Board had previously reviewed in connection with the annual reconsideration of the contracts for the funds. The Board also received a memorandum from UBS AM discussing UBS AM's reasons for recommending BBH as a subadvisor to the Fund.

In its consideration of the approval of the Subadvisory Agreement, the Board considered the following factors:

Nature, extent and quality of the services under the Subadvisory Agreement—The Board's evaluation of the services to be provided by BBH to the Fund took into account the Board's knowledge and familiarity gained as Trustees of funds in the UBS New York fund complex, including the Trust and its funds. It reviewed the purposes and investment objective of the Fund and UBS AM's overall plan to meet the Fund's stated purposes and objective. The Board considered management's reasons for recommending the appointment of BBH as a subadvisor to the Fund, including its "due diligence" concerning BBH and its belief that BBH's strategy would benefit the Fund's alpha potential without materially impacting Fund-level risk. The Board also received materials from BBH detailing its investment philosophy and spoke with representatives of BBH, who discussed with the Board that investment philosophy and process and the backgrounds and qualifications of the portfolio management team. The Board concluded that, overall, it was satisfied with the nature, extent and quality of services expected to be provided to the Fund under the proposed Subadvisory Agreement.

Subadvisory fee—The Board reviewed and considered the proposed contractual subadvisory fee to be payable by UBS AM to BBH in light of the nature, extent and quality of the subadvisory services anticipated to be provided by BBH. The Board noted that the proposed contractual subadvisory fee, along with the other subadvisory change proposed by UBS AM, would result in an increase in the annualized subadvisory fees paid by UBS AM with respect to the Fund. The Board determined that the proposed subadvisory fee was reasonable in light of the nature, extent and quality of the services proposed to be provided to the Fund under the Subadvisory Agreement.

Fund performance—The Board received and considered performance information for the strategy provided by BBH. The Board also noted that, as BBH would be a new subadvisor to the Fund, the current performance of the Fund was not a significant factor in the consideration of the approval of the Subadvisory Agreement.

Advisor profitability—Profitability of BBH or its affiliates or UBS AM or its affiliates in providing services to the Fund was not a significant factor considered by the Board, as the subadvisory fee would be paid by UBS AM out of the management fee paid to it by the Fund, and not by the Fund.

Economies of scale—The Board noted that, as the subadvisory fee for the Fund would be paid by UBS AM, not by the Fund, consideration of economies of scale with respect specifically to the subadvisory fee was not relevant.

Other benefits to BBH—The Board was informed by management that BBH's relationship with the Fund would be limited to its provision of subadvisory services to the Fund and that therefore management believed that BBH would not receive tangible ancillary benefits as a result of its relationship with the Fund, with the exception of possible benefits from soft dollars (e.g., research credits related to transaction commissions) for the Fund (which would also potentially benefit the Fund). The Board recognized that BBH could receive intangible benefits from its association with the Fund, such as increased name recognition or publicity from being selected as a subadvisor to the Fund after an extensive review process. Similarly, the Fund could benefit from having a subadvisor with an established or well-regarded reputation.

In light of all of the foregoing, the Board, including a majority of the Independent Trustees, approved the proposed Subadvisory Agreement for the Fund. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Subadvisory Agreement. The Independent Trustees were advised by separate independent legal counsel throughout the process.

PACE Strategic Fixed Income Investments—Trustees' considerations

Background—At a meeting of the Board of the Trust on May 17-18, 2022, the members of the Board, including the Independent Trustees, considered and approved the proposed the Subadvisory Agreement between UBS AM and BBH with respect to PACE Strategic Fixed Income Investments. Management discussed with the Board its proposal to reduce the current target allocation of Pacific Investment Management Company LLC and to reallocate that amount to BBH. In considering the approval of the Subadvisory Agreement, the Board was able to draw on its knowledge of the Trust, its funds and UBS AM. The Board recognized its familiarity with UBS AM and the investment management and subadvisory agreements for this and the other funds of the Trust, including the extensive materials the Board had previously reviewed in connection with the annual reconsideration of the contracts for the funds. The Board also received a memorandum from UBS AM discussing UBS AM's reasons for recommending BBH as a subadvisor to the Fund.

In its consideration of the approval of the Subadvisory Agreement, the Board considered the following factors:

Nature, extent and quality of the services under the Subadvisory Agreement—The Board's evaluation of the services to be provided by BBH to the Fund took into account the Board's knowledge and familiarity gained as Trustees of funds in the UBS New York fund complex, including the Trust and its funds. It reviewed the purposes and investment objective of the Fund and UBS AM's overall plan to meet the Fund's stated purposes and objective. The Board considered management's reasons for recommending the appointment of BBH as a subadvisor to the Fund, including its "due diligence" concerning BBH and its belief that adding BBH's strategy would provide an opportunity to increase the Fund's return potential. The Board also received materials from BBH detailing its investment philosophy and spoke with representatives of BBH, who discussed with the Board that investment philosophy and process and the backgrounds and qualifications of the portfolio management team. The Board concluded that, overall, it was satisfied with the nature, extent and quality of services expected to be provided to the Fund under the proposed Subadvisory Agreement.

Subadvisory fee—The Board reviewed and considered the proposed contractual subadvisory fee to be payable by UBS AM to BBH in light of the nature, extent and quality of the subadvisory services anticipated to be provided by BBH. The Board noted that the proposed contractual subadvisory fee, along with the other subadvisory change proposed by UBS AM, would result in a net decrease in the annualized subadvisory fees paid by UBS AM with respect to the Fund. The Board determined that the proposed subadvisory fee was reasonable in light of the nature, extent and quality of the services proposed to be provided to the Fund under the Subadvisory Agreement.

Fund performance—The Board received and considered performance information for the strategy provided by BBH. The Board also noted that, as BBH would be a new subadvisor to the Fund, the current performance of the Fund was not a significant factor in the consideration of the approval of the Subadvisory Agreement.

Advisor profitability—Profitability of BBH or its affiliates or UBS AM or its affiliates in providing services to the Fund was not a significant factor considered by the Board, as the subadvisory fee would be paid by UBS AM out of the management fee paid to it by the Fund, and not by the Fund.

Economies of scale—The Board noted that, as the subadvisory fee for the Fund would be paid by UBS AM, not by the Fund, consideration of economies of scale with respect specifically to the subadvisory fee was not relevant.

Other benefits to BBH—The Board was informed by management that BBH's relationship with the Funds would be limited to its provision of subadvisory services to the Fund and that therefore management believed that BBH would not receive tangible ancillary benefits as a result of its relationship with the Fund, with the exception of possible benefits from soft dollars (e.g., research credits related to transaction commissions) for the Fund (which would also potentially benefit the Fund). The Board recognized that BBH could receive intangible benefits from its association with the Fund, such as increased name recognition or publicity from being selected as a subadvisor to the Fund after an extensive review process. Similarly, the Fund could benefit from having a subadvisor with an established or well-regarded reputation.

In light of all of the foregoing, the Board, including a majority of the Independent Trustees, approved the proposed Subadvisory Agreement for the Fund. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Subadvisory Agreement. The Independent Trustees were advised by separate independent legal counsel throughout the process.

Additional information

SEC exemptive order

In October 2012, UBS AM and the Trust received an amended exemptive order ("Amended Order") from the SEC exempting them from certain provisions of the Investment Company Act. Specifically, the Amended Order permits the Trust and UBS AM, so long as certain conditions are satisfied, to enter into an investment subadvisory agreement with a subadvisor that has not been approved by a vote of the majority of the outstanding voting securities of a portfolio. The Amended Order generally requires that shareholders of each affected portfolio be notified of an investment subadvisory agreement that has been entered into within 90 days of the effectiveness of the investment subadvisory agreement, and that the portfolio make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

Additional information about UBS AM, UBS AM (US) and UBS Group AG

UBS AM, a Delaware corporation, is the manager and administrator of the Fund. UBS AM (US), a Delaware corporation, serves as the principal underwriter of the Fund. UBS AM's and UBS AM (US)'s principal business offices are located at One North Wacker Drive, Chicago, Illinois 60606, and at 787 Seventh Avenue, New York, New York 10019. UBS AM and UBS AM (US) are indirect subsidiaries of UBS Group AG. UBS AM is an investment adviser registered with the SEC and a member of the UBS Asset Management Division, which had approximately $1.0 trillion in assets under management worldwide as of June 30, 2022. UBS Group AG is an internationally diversified organization with headquarters in Zurich, Switzerland with operations in many areas of the financial services industry. As of June 30, 2022, UBS AM had approximately $265.0 billion in assets under management.

Additional information about BBH

BBH's principal address is 140 Broadway, New York, NY 10005. As of August 31, 2022, BBH had approximately $81.9 billion in assets under management. Andrew Hofer, Neil Hohmann, and Paul Kunz are the portfolio managers primarily responsible for the day-to-day management of PACE Intermediate Fixed Income Investments and BBH's Allocated Portion of PACE Strategic Fixed Income Investments.

BBH has registered with the SEC a separately identifiable department ("SID") called the Brown Brothers Harriman Mutual Fund Advisory Department, which provides investment advice to registered mutual funds. The principal executive officers of the SID, as of the date of this document, are set forth below:

Name and Address	Position with BBH*
JP Paquin 140 Broadway New York, NY 10005-1101	President
Daniel Greifenkamp 140 Broadway New York, NY 10005-1101	Vice President
Andrew Hofer 140 Broadway New York, NY 10005-1101	Taxable Fixed Income Manager
Gregory Steier 140 Broadway New York, NY 10005-1101	Tax-Exempt Fixed Income Manager
Michael R. Keller 140 Broadway New York, NY 10005-1101	Equity Manager
Timothy Harris 140 Broadway New York, NY 10005-1101	Equity Manager
Justin Reed 140 Broadway New York, NY 10005-1101	Sub Adviser Manager

Name and Address	Position with BBH*
Anita Kerr 140 Broadway New York, NY 10005-1101	Chief Operating Officer
Paul Gallagher 140 Broadway New York, NY 10005-1101	Chief Compliance Officer
Leena Kallash 140 Broadway New York, NY 10005-1101	Chief Legal Officer
Charles Schreiber 140 Broadway New York, NY 10005-1101	Chief Financial Officer and Chief Administration Officer
Vincent D'Angelo 140 Broadway New York, NY 10005-1101	Chief Risk Officer

*  None of the principal executive officers above have principal employment other than their positions with BBH and its affiliates, except that some of the principal executive officers may hold other directorships and may be involved in businesses not affiliated with BBH.

Below is information concerning other US registered investment companies with an investment objective similar to that of PACE Intermediate Fixed Income Investments or BBH's Allocated Portion of PACE Strategic Fixed Income Investments, for which BBH acts as the advisor or subadvisor:

Fund	Assets under management (as of August 31, 2022)	Contractual fee rate (as a percentage of average daily net assets) (including breakpoints)
BBH Income Fund	$570.0 million	0.47%

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of BBH and did not pay any fees to BBH or its affiliates for services provided to the Funds.

Reports to shareholders

The Trust will furnish, without charge, a copy of the most recent Annual Report and the most recent Semiannual Report succeeding the Annual Report, if any, to shareholders of the Trust upon request. Requests for reports should be made by calling the Trust's transfer agent, BNY Mellon Investment Servicing (US) Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809, toll-free at 1-800-647 1568.

*****

If you have any questions, please contact your investment professional.

October 13, 2022
787 Seventh Avenue
New York, NY 10019

© UBS 2022. All rights reserved.
UBS Asset Management (Americas) Inc. is a subsidiary of UBS Group AG.
www.ubs.com/am-us

PACE® Select Advisors Trust

PACE® Intermediate Fixed Income Investments

PACE® Strategic Fixed Income Investments

PACE Select | Information Statement—Notice

787 Seventh Avenue
New York, New York 10019

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

October 13, 2022

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to PACE Intermediate Fixed Income Investments and PACE Strategic Fixed Income Investments (each a "Fund," and together, the "Funds"), each a portfolio of PACE Select Advisors Trust (the "Trust"). We encourage you to access and review all of the important information contained in the Information Statement.

UBS Asset Management (Americas) Inc. ("UBS AM"), the manager of the Funds, selects subadvisors for the Funds subject to approval of the Board of Trustees (the "Board" or "Trustees") of the Trust. A significant service you receive with the Funds is the on-going oversight by UBS AM of the Funds' subadvisors. We are pleased to inform you that, at the recommendation of UBS AM, the Board has appointed Brown Brothers Harriman & Co., acting through a separately identifiable department known as the Brown Brothers Harriman Mutual Fund Advisory Department ("BBH"), to serve as a new subadvisor to the Funds. BBH assumed investment advisory responsibility with respect to PACE Intermediate Fixed Income Investments and a separate portion of PACE Strategic Fixed Income Investments' portfolio on August 12, 2022. In addition, at the recommendation of UBS AM, the Board has terminated BlackRock Financial Management, Inc. and BlackRock International Limited as subadvisor and sub-sub-advisor, respectively, to PACE Intermediate Fixed Income Investments, effective as of the close of business on August 12, 2022.

With respect to PACE Strategic Fixed Income Investments, Pacific Investment Management Company LLC and Neuberger Berman Investment Advisers LLC also currently serve as subadvisors of the Fund, and will continue to be responsible for managing a separate portion of the Fund's assets. Each subadvisor manages a portion of the Fund's portfolio as allocated by UBS AM and overseen by the Board, with each employing different investment strategies, as discussed in the Fund's prospectus. The relative value of each subadvisor's share of the Fund's assets may change over time.

Additional information about UBS AM, BBH, the subadvisory agreements between UBS AM and BBH with respect to each Fund (each, a "Subadvisory Agreement"), and the Board's approval of each Subadvisory Agreement is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by UBS AM and the Trust from the US Securities and Exchange Commission, the appointment of BBH and the approval of the Subadvisory Agreements on the Funds' behalf do not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about October 19, 2022 to the Funds' shareholders of record as of October 7, 2022. The full Information Statement will be available for printing on the Funds' website at www.ubs.com/us/en/asset-management/individual-investors-and-financial-advisors/products/ii_pace.html until at least January 27, 2023. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 793 8637 (select option number 1). If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.